UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-200594	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Black Creek Industrial REIT IV Inc. (the “Company”), BCI IV Operating Partnership LP (the “Operating Partnership”), and BCI IV Advisors LLC (the “Advisor”) previously entered into the Fourth Amended and Restated Advisory Agreement, dated as of June 30, 2017 (the “Advisory Agreement”), pursuant to which the Advisor performs certain duties and responsibilities as a fiduciary of the Company and its stockholders. In addition, the Company and BCI IV Advisors Group LLC (the “Sponsor”), the Company’s sponsor, are parties to the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of June 30, 2017 (the “Partnership Agreement”).  The Sponsor is the holder of a separate series of partnership interests in the Operating Partnership with special distribution rights (the “Special Units”).  Pursuant to the Partnership Agreement, so long as the Advisory Agreement has not been terminated, in consideration for the services provided by the Advisor on the Company’s behalf, the Sponsor will be eligible to receive a performance based amount in the form of an allocation and distribution (the “Performance Component”). The Performance Component will only be payable if certain hurdles are met, as set forth in the Partnership Agreement.  The Performance Component will be paid to the Sponsor as a performance participation interest with respect to the Special Units, or, at the election of the Sponsor, will be paid instead to the Advisor as a fee, as set forth in the Partnership Agreement and the Advisory Agreement.

On March 5, 2018, the Company, the Operating Partnership and the Advisor entered into the Fifth Amended and Restated Advisory Agreement (the “Amended and Restated Advisory Agreement”) and the Company and the Sponsor entered into the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Amended and Restated Partnership Agreement”) in order to clarify that the Performance Component (a) will not be calculated, accrued or paid with respect to any year in which the Company has not determined an initial net asset value (“NAV”) per share in accordance with the Company’s valuation procedures, (b) will begin to be calculated and accrued from and after the Company’s determination of the initial NAV per share, and (c) will be calculated for the entirety of the year in which the initial NAV per share is determined, using a beginning NAV per share of $10.00 as of January 1st.  The Company has not yet determined an NAV. In addition, the Amended and Restated Advisory Agreement and the Amended and Restated Partnership Agreement clarify that if the Sponsor elects to have the Performance Component paid instead to the Advisor as a fee, the Sponsor has the discretion to make this election with respect to all or any portion of the Performance Component for a particular year.

The preceding summary does not purport to be a complete summary of the Amended and Restated Advisory Agreement and the Amended and Restated Partnership Agreement and is qualified in its entirety by reference to the Amended and Restated Advisory Agreement and the Amended and Restated Partnership Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Fifth Amended and Restated Advisory Agreement, dated March 5, 2018, by and among Black Creek Industrial REIT IV Inc., BCI IV Operating Partnership LP and BCI IV Advisors LLC.

10.2	Third Amended and Restated Limited Partnership Agreement of BCI IV Operating Partnership LP, dated March 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

March 8, 2018	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer